Exhibit 10.2
SECOND AMENDMENT TO COMPROMISE AND SETTLEMENT AGREEMENT
          BE IT KNOWN, that on this the 15 day of April, 2010, Shell and Meridian hereby amended the Compromise and Settlement Agreement (“Compromise”) Effective as of September 1,2009,1 and the Amendment to Compromise and Settlement Agreement dated March 30, 2010, as follows:
1.	Section III(A)(2) of the Compromise is hereby amended such that the date for the Initial Payment shall be the earlier of the closing of the Corporate Transaction or July 1, 2010.

2.	Section III(A)(4), subsection (1) of the Compromise is hereby amended to extend the date set out from April 1, 2010 to July 1, 2010. Furthermore, Section III(A)(4), subsection (3) is hereby amended to extend the date set out from April 2, 2010 to July 2, 2010.

3.	The Amendment to Compromise and Settlement dated March 30, 2010 is hereby revoked and of no further effect.

4.	Meridian’s payment of the Initial Payment pursuant to the Compromise shall include interest calculated a rate of 7.75%, compounded annually, from May 1, 2010 until that amount is paid.
In all other respects, the Compromise shall remain in force and effect.

SO AGREED:	The Meridian Resource Corporation

	BY:	/s/ Paul D. Ching

Title: Chairman, CEO and President

SO AGREED:	Shell Oil Company, SWEPI LP

	BY:	/s/ B.K. Garrison

Title: Attorney-in-Fact

[1]	“Shell” and “Meridian” shall have the same meaning as was defined in the Compromise. Moreover, all capitalized terms used herein shall have the same meaning as assigned in the Compromise.